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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Caere Corporation

We consent to incorporation herein by reference in the registration statement dated October 12, 1999, on Form S-8 of Caere Corporation of our report dated January 22, 1999, relating to the consolidated balance sheets of Caere Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and our report dated March 25, 1999, relating to the financial statement schedule, which reports appear or are incorporated by reference in the December 31, 1998, annual report on Form 10-K of Caere Corporation.


                                                  /s/ KPMG LLP
                                                  --------------------------
                                                      KMPG LLP

Mountain View, California
October 11, 1999